Exhibit 99.2

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

TIME WARNER CABLE INC. 60 COLUMBUS CIRCLE NEW YORK, NY 10023

VOTE BY INTERNET: Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM (Eastern Time) on [XX, 2014]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM (Eastern Time) on [ XX, 2014]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Sign, date and mark your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Time Warner Cable Inc.
The Board of Directors recommends a vote “FOR” the following Proposals:
		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger, dated as of February 12, 2014, as may be amended, among Time Warner Cable Inc. (“TWC”), Comcast Corporation and Tango Acquisition Sub, Inc.	☐	☐	☐

2.	To approve, on an advisory (non-binding) basis, the “golden parachute” compensation payments that will or may be paid by TWC to its named executive officers in connection with the merger.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)		☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

PROXY

TIME WARNER CABLE INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TIME WARNER CABLE INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS

[XX, 2014]

The undersigned hereby acknowledges receipt of the Time Warner Cable Inc. Notice of Special Meeting and Joint Proxy Statement/Prospectus and hereby constitutes and appoints Ellen East, Marc Lawrence-Apfelbaum and Arthur T. Minson, Jr., and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Special Meeting of Stockholders of TIME WARNER CABLE INC. on [XX, 2014], and any adjournment or postponement thereof, and to vote on the matters indicated in accordance with the instructions on the reverse side all of the shares of common stock that the undersigned would be entitled to vote if personally present.

PLEASE SIGN, DATE AND MARK THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

Voting Instruction for Savings Plan

TIME WARNER CABLE INC. C/O TIME WARNER CABLE INC. PO BOX 145430 CINCINNATI, OH 45250-5430

You must provide instructions to the Trustee by [XX, 2014] for your instructions to be tabulated. You may issue instructions by telephone or the Internet until 11:59 PM (Eastern Time) on that day. If you are sending instructions by mail, the Trustee must receive your executed instruction card by 5:00 PM (Eastern Time) on [XX, 2014]. If you submit your instructions by telephone or the Internet, there is no need to mail back your instruction card. If you do not provide instructions to the Trustee, the Trustee will vote your interests as required by the terms of the Plan and described on the reverse side of the card.

You may send your voting instructions to the Trustee on the Internet, over the telephone or by mail, as follows:

VOTE BY INTERNET

Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM (Eastern Time) on [ XX, 2014]. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM (Eastern Time) on [XX, 2014]. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Sign, date and mark your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

Time Warner Cable Inc.
The Board of Directors recommends a vote “FOR” the following Proposals:
		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger, dated as of February 12, 2014, as may be amended, among Time Warner Cable Inc. (“TWC”), Comcast Corporation and Tango Acquisition Sub, Inc.	☐	☐	☐

2.	To approve, on an advisory (non-binding) basis, the “golden parachute” compensation payments that will or may be paid by TWC to its named executive officers in connection with the merger.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)		☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SUBMIT YOUR CONFIDENTIAL VOTING INSTRUCTIONS

BY TELEPHONE, INTERNET OR MAIL

TWC SAVINGS PLAN

TIME WARNER CABLE INC.

CONFIDENTIAL VOTING INSTRUCTIONS

Instructions solicited by Fidelity Management Trust Company on behalf of the Board of Directors for the Time Warner Cable Inc. Special Meeting of Stockholders on [XX, 2014].

The undersigned hereby instructs Fidelity Management Trust Company (“Fidelity”), as Trustee, to vote as follows by proxy at the Special Meeting of Stockholders of Time Warner Cable Inc. to be held on [XX, 2014], and at any adjournment or postponement thereof, the undersigned’s proportionate interest in the shares of Time Warner Cable Inc. Common Stock held in the Time Warner Cable Inc. Stock Fund under the TWC Savings Plan (the “Plan”).

Under the provisions of the Trust relating to the Plan, Fidelity, as Trustee, is required to request your confidential instructions as to how your proportionate interests in the shares of Time Warner Cable Inc. Common Stock held in the Time Warner Cable Inc. Stock Fund under the Plan (an “interest”) is to be voted at the Special Meeting of Stockholders scheduled to be held on [XX, 2014]. Your instructions to Fidelity will not be divulged or revealed to anyone at Time Warner Cable Inc. If Fidelity does not receive your instructions on or prior to 5:00 PM (Eastern Time) via a voting instruction card or 11:59 PM (Eastern Time) via telephone or the Internet on [XX, 2014], your interest will be voted at the Special Meeting in the same proportion as other participants’ interests in the Plan for which Fidelity has received voting instructions.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side